UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)         On June 13, 2014, Peregrine Pharmaceuticals, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Series E Sales Agreement”) with MLV & Co. LLC (“MLV”), pursuant to which the Company may issue and sell up to $30,000,000 in aggregate gross proceeds of its 10.50% Series E Convertible Preferred Stock, par value $0.001 per share and liquidation preference of $25.00 per share (the “Series E Preferred Stock” or the “Preferred Shares”) from time to time through MLV as its sales agent.

The Preferred Shares will be issued pursuant to a prospectus supplement filed on June 13, 2014 with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-193113), which became effective on January 16, 2014. The Company plans to use the net proceeds from the offering for general corporate purposes.

Sales of Preferred Shares pursuant to the Series E Sales Agreement, if any, may be effected by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation directly on The NASDAQ Capital Market or any other existing trading market for the Series E Preferred Stock or through a market maker other than on an exchange. MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and the Company.

Under the Series E Sales Agreement, MLV will be entitled to aggregate compensation equal of up to 5.0% of the gross proceeds from the sale of Preferred Shares sold pursuant to the Series E Sales Agreement. The Company has no obligation to sell any Preferred Shares under the Series E Sales Agreement. The Company has agreed in the Series E Sales Agreement to provide indemnification and contribution to MLV against certain liabilities, including liabilities under the Securities Act.

The offering of shares of our Series E Preferred Stock pursuant to the Series E Sales Agreement will terminate upon the earlier of (1) the sale of all Series E Preferred Stock subject to the sales agreement through MLV on the terms and subject to the conditions set forth in the Series E Sales Agreement and (2) termination of the Series E Sales Agreement. The Company may terminate the Series E Sales Agreement at any time upon three (3) days prior notice while MLV may terminate the Series E Sales Agreement at any time upon ninety (90) days prior notice.

(b)         On June 13, 2014, the Company entered into a separate At Market Issuance Sales Agreement (the “Agreement”), with MLV, under which the Company may issue and sell through MLV, acting as its agent, shares of its common stock (“Common Stock”) for aggregate gross proceeds of up to $25,000,000. MLV may sell the Common Stock by any method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation, sales made directly on The NASDAQ Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. MLV may also sell the Common Stock in privately negotiated transactions, subject to the Company’s prior approval. The Company will pay MLV a commission equal to 2.5% of the gross proceeds from the sale of shares of the Company’s Common Stock pursuant to the Agreement.

The Agreement will terminate on the earliest of (1) the sale of all Common Stock subject to the Agreement, or (2) termination of the Agreement by the Company or MLV. The Company may terminate the Agreement at any time upon three (3) days prior notice while MLV may terminate the Agreement at any time upon ninety (90) days prior notice.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The foregoing description of the material terms of the Series E Sales Agreement and the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The legal opinion of K&L Gates LLP relating to the shares of Series E Preferred Stock and shares of Common Stock to be issued pursuant to the Series E Sales Agreement and the Agreement, respectively, is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion of K&L Gates LLP relating to tax matters in connection with the issuance of the Series E Preferred Stock is filed as Exhibit 8.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

10.39	At Market Issuance Sales Agreement, dated June 13, 2014, between Peregrine Pharmaceuticals, Inc. and MLV & Co. LLC.
10.40	At Market Issuance Sales Agreement, dated June 13, 2014, between Peregrine Pharmaceuticals, Inc. and MLV & Co. LLC.
5.1	Opinion of K&L Gates LLP.
8.1	Opinion of K&L Gates LLP regarding tax matters.
12.1	Statement Regarding Computation of Ratios.
23.1	Consent of K&L Gates LLP (contained in Exhibits 5.1 and 8.1 hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: June 16, 2014	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
10.39	At Market Issuance Sales Agreement, dated June 13, 2014, between Peregrine Pharmaceuticals, Inc. and MLV & Co. LLC.
10.40	At Market Issuance Sales Agreement, dated June 13, 2014, between Peregrine Pharmaceuticals, Inc. and MLV & Co. LLC.
5.1	Opinion of K&L Gates LLP.
8.1	Opinion of K&L Gates LLP regarding tax matters.
12.1	Statement Regarding Computation of Ratios.
23.1	Consent of K&L Gates LLP (contained in Exhibits 5.1 and 8.1 hereto).

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